Exhibit 10.34

MASTERCARD SETTLEMENT AND JUDGMENT SHARING AGREEMENT

WHEREAS, this MasterCard Settlement and Judgment Sharing Agreement (“Agreement”) applies to the undersigned parties (each a “Signatory,” and together the “Signatories”), who have been or may be named as defendants in the Interchange Litigation as that term is defined in Paragraph 1 below;

WHEREAS, the plaintiffs in the Interchange Litigation (the “Claimants”) have asserted or may assert claims based on (i) certain alleged rules, policies, practices, procedures, and activities of MasterCard International Incorporated and MasterCard Incorporated (collectively, “MasterCard”); (ii) certain alleged rules, policies, practices, procedures, and activities of Visa U.S.A. Inc. (“Visa USA”), Visa International Service Association (“Visa International”) and Visa Inc. (“Visa Inc.”) (collectively, “Visa”); and (iii) certain alleged activities of Visa, MasterCard, and other Signatories as they relate to the foregoing rules, policies, practices, procedures and activities; and

WHEREAS the Signatories seek to apportion certain potential liabilities that may be incurred in the Interchange Litigation (i) in the event of one or more Settlements (as defined in Subparagraph 3(c) below) or (ii) in the event of one or more Final Judgments (as defined in Subparagraph 4(b) below);

NOW, THEREFORE, intending to be bound, and in consideration of the mutual covenants and agreements contained herein, the Signatories hereby agree, as of the Effective Date as defined in Paragraph 19 below, as follows:

1. Definition of Interchange Litigation. For the purposes of this Agreement, “Interchange Litigation” refers to (i) the putative class actions (the “Class Action”) in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, Case No. 1:05-md-1720-JG-JO (“MDL 1720”); (ii) the actions by individual plaintiffs that as of the Effective Date have been transferred to MDL 1720 for coordinated or consolidated pretrial proceedings (the “Individual Plaintiff Actions”); (iii) any actions by one or more of the entities listed on Attachment 1, or by their direct or indirect parents, subsidiaries, predecessors, successors, assigns, or affiliates, that assert claims against one or more Signatories, or their respective parents, subsidiaries, predecessors, successors, assigns, or affiliates, similar to those asserted in the Individual Plaintiff Actions and which are commenced on or before the last date on which Settlements or Final Judgments have occurred in all of the Individual Plaintiff Actions (“Subsequent Individual Plaintiff Actions”); and (iv) any action other than those within (i), (ii), and (iii) above in this paragraph that falls within definitions 4(i), 4(ii), or 5 of Schedule A to the Visa LSA or that challenges the agreements leading up to or the consummation of the MasterCard initial public offering and is transferred for coordinated or consolidated pre-trial proceedings at any time after the Effective Date to MDL 1720 by the Judicial Panel on Multidistrict Litigation or otherwise included at any time after the Effective Date in MDL 1720 by order of any court of competent jurisdiction (“Opt-Out Actions”). (A plaintiff asserting claims that constitute an Individual Plaintiff Action, Subsequent Individual

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Plaintiff Action, or Opt-Out Action is referred to herein as an “Individual Plaintiff.”) For the avoidance of doubt, the Settlement-Sharing Payment Obligations and Judgment-Sharing Payment Obligations (as set forth in Paragraphs 3 and 4 respectively below) under this Agreement apply to every action included in the Interchange Litigation as defined herein, regardless of whether a Signatory has been named as a defendant in a particular action.

2. Judgment Sharing and Settlement Sharing Agreement. This Agreement shall operate as both a judgment sharing agreement and as a settlement sharing agreement.

3. Signatories’ Settlement-Sharing Payment Obligations. In the event of either (i) a Settlement of All Claims (as defined in Subparagraph 3(a) below) in the Class Action, any Individual Plaintiff Actions, or any Subsequent Individual Plaintiff Actions, or (ii) a Settlement of MasterCard-Related Claims Only (as defined in Subparagraph 3(b) below) in any action in the Interchange Litigation (including any Opt-Out Action), the Signatories agree that the total value of the Monetary Portion (as defined in Subparagraph 3(f) below) of any such settlement of such claims shall be allocated among the Signatories for payment by each of them as set forth in this Paragraph below for the purpose of establishing a Signatory’s Settlement-Sharing Payment Obligation under this Agreement (as to each Signatory, its “Settlement-Sharing Payment Obligation”). For the avoidance of doubt, it is not intended that this Agreement shall create any obligation for any Signatory to enter into any Settlement; it is intended, however, that this Agreement shall establish a Settlement-Sharing Payment Obligation of each Signatory in the event of a Settlement of All Claims or a Settlement of MasterCard-Related Claims Only as defined below.

a. Settlement of All Claims. Other than as to settlements that are covered by Subparagraph 3(b) below, in the event of either (i) a Settlement (as defined in Subparagraph 3(c) below) of all claims in the Class Action that is agreed to by all Signatories (with the exception of any Signatory that has entered into a Partial Settlement (as defined in Subparagraph 3(c) below) of, or has otherwise received a release of, all claims asserted against it in the Class Action), or (ii) a Settlement by an Individual Plaintiff (other than an Individual Plaintiff in an Opt-Out Action) of all claims that it asserts in each and every action in the Interchange Litigation and that is agreed to by all Signatories (with the exception of any Signatory that has entered into a Partial Settlement of, or has otherwise received a release of, all claims asserted against it by that Individual Plaintiff) (each of the foregoing constituting a “Settlement of All Claims”), each Signatory hereto shall have a “Settlement-Sharing Payment Obligation” under this Agreement with respect to the Monetary Portion of such a Settlement that shall be calculated as follows: (A) as provided under the terms of the Omnibus Agreement Regarding Interchange Litigation Judgment Sharing And Settlement Sharing dated as of February 7, 2011 (“Omnibus Agreement”), the total value of the Monetary Portion of the Settlement agreed to be paid (“Total Settlement Amount”) shall be divided into a “MasterCard Portion” and a “Visa Portion” using the following percentages: MasterCard Portion: 33.3333%, and Visa Portion: 66.6667%; (B) the MasterCard Portion of the Settlement shall be allocated among each of the Signatories according to percentages for each Signatory set forth in Table 1 below (provided that, in

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the event that one or more Partial Settlements (as defined below) occur prior to a Settlement of All Claims, such that the agreement of the Settling Signatory to the Settlement of All Claims is not required hereunder, the percentage share listed in Table 1 for each Signatory participating in the Settlement of All Claims shall be adjusted as provided in Subparagraph 3(d) below); and (C) the Visa Portion of the Settlement shall be allocated as a “Visa Litigation Obligation” in accordance with Sections 3(a) and 3(b) of the Visa LSA (as defined in Subparagraph 6(d) below) and treated as a Visa Litigation Obligation under the Visa LSA and as being exclusive of any “JSA MasterCard Portion” as that term is used in Section 3 of the Visa LSA, notwithstanding any contrary provisions in the Visa LSA or the Visa JSA (including without limitation Section 12 of the Visa JSA). For the purposes of clarity, in the event of a Settlement of All Claims by all Signatories, MasterCard’s Settlement-Sharing Payment Obligation under this Agreement shall be 12% (which is equivalent to 36.0000% of 33.3333%) of the Total Settlement Amount.

Table 1

Bank of America N.A.	****

Barclays Bank Delaware	****

Capital One Bank	****

Chase Bank USA N.A.	****

Citibank South Dakota N.A.	****

Fifth Third Bank	****

First National Bank of Omaha	****

HSBC Finance Corporation	****

PNC Bank, National Association	****

SunTrust Bank Atlanta	****

Wells Fargo Bank N.A.	****

Texas Independent Bankshares	****

MasterCard	36.0000%

b. Settlement of MasterCard-Related Claims Only. In the event of either (i) a Settlement of all MasterCard-Related Claims in the Class Action that is agreed to by all Signatories (with the exception of any Signatory that has entered into a Partial

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Settlement of, or has otherwise received a release of, all MasterCard-Related Claims asserted against it in the Class Action) or (ii) a Settlement by an Individual Plaintiff of all MasterCard-Related Claims asserted by it in an Individual Plaintiff Action, a Subsequent Individual Plaintiff Action, or an Opt-Out Action that is agreed to by all Signatories (with the exception of any Signatory that has entered into a Partial Settlement of, or has otherwise received a release of, all MasterCard-Related Claims asserted against it by that Individual Plaintiff) (each of the foregoing constituting a “Settlement of MasterCard-Related Claims Only”) each Signatory shall have a Settlement-Sharing Payment Obligation under this Agreement with respect to the Monetary Portion of such a Settlement that shall be calculated according to percentages set forth in Table 1 above, provided that, in the event that one or more Partial Settlements (as defined below) occur prior to a Settlement of MasterCard-Related Claims Only, such that the agreement of the Settling Signatory to the Settlement of MasterCard-Related Claims Only is not required hereunder, the percentage share listed in Table 1 for each Signatory participating in the payment of the Settlement of MasterCard-Related Claims Only shall be adjusted as provided in Subparagraph 3(d) below.

c. Definition of Settlement and Partial Settlement. “Settlement” refers to a written settlement agreement that compromises, settles, and releases claims that are asserted in the Interchange Litigation. A “Partial Settlement” refers to a Settlement by any Signatory (or by any of a Signatory’s parents, subsidiaries, predecessors, successors, assigns, affiliates, or any other person or entity obtaining a release of the Signatory) that has been agreed to by less than all Signatories (excluding any Signatories who have previously received a full release or the benefit of a full release of all claims asserted by the settling Claimant). Each Signatory agrees to provide such notice promptly after the execution of such a settlement agreement by all parties to that agreement in accordance with the notice provision in Paragraph 29 below.

d. Adjustment of Table 1 Percentages. In the event that one or more Partial Settlement(s) (as defined above) occurs prior to a Settlement of All Claims with the same Claimant(s) as the Partial Settlement(s), such that the agreement of the Settling Signatory to the Settlement of All Claims is not required hereunder, the percentage share listed in Table 1 for each Signatory participating in the Settlement of All Claims shall be increased by an identical multiple such that the sum of the percentages for all Signatories participating in the Settlement of All Claims with the same Claimant(s) is equal to 100% of the MasterCard Portion. In the event that one or more Partial Settlement(s) (as defined above) occurs prior to a Settlement of MasterCard-Related Claims Only with the same Claimant(s) as the Partial Settlement(s), such that the agreement of the Settling Signatory to the Settlement of MasterCard-Related Claims Only is not required hereunder, the percentage share listed in Table 1 for each Signatory participating in the payment of the Settlement of MasterCard-Related Claims Only with the same Claimant(s) shall be increased by an identical multiple such that the sum of the percentages for all Signatories participating in the Settlement of MasterCard-Related Claims Only is equal to 100%.

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e. Definitions of MasterCard-Related Claims, Visa-Related Claims, and Inter-Network Claims.

i. “MasterCard-Related Claims” refers to any claims that are or may be asserted in the Interchange Litigation as to which MasterCard and/or some or all of the Signatory banks are alleged to be liable solely by virtue of the conduct of or participation in the MasterCard payment system.

ii. “Visa-Related Claims” refers to any claims that are or may be asserted in the Interchange Litigation as to which Visa and/or some or all of the Signatory banks are alleged to be liable solely by virtue of the conduct of or participation in the Visa payment system.

iii. “Inter-Network Claims” refers to any claims that are or may be asserted in the Interchange Litigation as to which MasterCard and Visa are alleged to have joint liability or as to which the liability of a Signatory is alleged to arise from alleged anticompetitive conduct jointly undertaken by or through Visa and MasterCard.

f. Definition of Monetary Portion. “Monetary Portion” means the money agreed to be paid in any settlement in respect of claims for compensatory, punitive, treble, or other damages, court costs, attorneys’ fees, or expenses, including any interest thereon. For the avoidance of doubt, “Monetary Portion” shall exclude the cost or value of or any payment for any other consideration or relief provided in the settlement, including without limitation any rate, fee, marketing, or support agreements.

4. Signatories’ Judgment-Sharing Payment Obligations.

a. In the event one or more Signatories litigates one or more of the actions or claims in the Interchange Litigation to a Final Judgment (as defined in Subparagraph 4(b) below), and that Final Judgment results in a Monetary Award (as defined in Subparagraph 4(c)), the Signatories agree that, subject to Subparagraph 4(a)(iv) below, each Signatory’s payment obligation with respect to the total value of the Monetary Award (as to each Signatory, its “Judgment-Sharing Payment Obligation”) shall be as follows:

i. With respect to the amount of any Monetary Award (or portion thereof) that is assigned in some discernible manner solely to conduct of or participation in the MasterCard payment system, that amount shall be deemed assigned to MasterCard-Related Claims and each Signatory’s Judgment-Sharing Payment Obligation with respect to that amount of the Monetary Award shall be calculated according to the percentages set forth on Table 1 above.

ii. With respect to the amount of any Monetary Award (or portion thereof) that is assigned in some discernible manner solely to conduct of or participation in the Visa payment system, that amount shall be deemed assigned to Visa-Related Claims and this Agreement does not allocate to any Signatory a Judgment-Sharing Payment Obligation with respect to that amount of the Monetary Award.

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iii. To the extent the amount of any Monetary Award (or portion thereof) is not assigned in some discernible manner solely to conduct of or participation in either (a) the MasterCard payment system as set forth in Subparagraph 4(a)(i) above or (b) the Visa payment system as set forth in Subparagraph 4(a)(ii) above, that amount shall be deemed assigned to Inter-Network Claims and each Signatory’s Judgment-Sharing Payment Obligation under this Agreement with respect to that amount shall be calculated as follows: (x) the amount of any Monetary Award (or portion thereof) that is assigned to any Inter-Network Claims shall be divided into a “MasterCard Portion” and a “Visa Portion” using the percentages set forth in Subparagraph 3(a) above; and (y) the MasterCard Portion of which shall be allocated for payment among the Signatories according to the percentages set forth on Table 1 above. For the avoidance of doubt, the Signatories expressly agree that MasterCard’s Judgment-Sharing Payment Obligation with respect to the Visa Portion of the amount of any Monetary Award (or portion thereof) that is assigned to any Inter-Network Claims shall be 0.00%.

iv. For the avoidance of doubt, the Signatories intend that the Judgment-Sharing Payment Obligations under this Agreement of any Settling Signatory (as defined in this Subparagraph below) shall be deemed to be fully satisfied with respect to such settled claims only if the Settling Signatory has entered into a Setoff Agreement that complies with the provisions of Paragraph 6 below. In the event that any Settling Signatory does not obtain a Setoff Agreement as provided under Paragraph 6, any such Settling Signatory will continue to have Judgment-Sharing Payment Obligations under this Agreement as to any MasterCard-Related Claims and any Inter-Network Claims calculated according to Subparagraphs 4(a)(i) and (iii) above. For the purposes of this Agreement, “Settling Signatory” refers to any Signatory that settles or otherwise obtains a release or the benefit thereof (including by virtue of settlement by any of the Signatory’s parents, subsidiaries, predecessors, successors, assigns, affiliates or by any other Signatory, person or entity obtaining a release of the Signatory) of one or more actions or claims other than as part of a Settlement of All Claims or a Settlement of MasterCard-Related Claims Only.

b. For purposes of this Agreement, “Final Judgment” means a judgment (including any award of compensatory, punitive, treble, or other damages, court costs, attorneys’ fees, or expenses, including any interest thereon) entered by a court upon the conclusion of a trial or summary judgment proceedings in the Interchange Litigation, or any other procedural vehicle other than a Settlement (as defined in Subparagraph 3(c) above) by means of which a court enters final judgment on any of Claimants’ claims, which judgment (a) is immediately enforceable and has not been stayed pending appeal or (b) becomes final after exhaustion of all appeals or other judicial review or expiration of the time to obtain further judicial review.

c. For purposes of this Agreement, “Monetary Award” means the amount of any award of damages or other monetary compensation to a Claimant awarded by a court or jury in the Interchange Litigation, including any award of compensatory, punitive, treble, or other damages, court costs, attorneys’ fees, or expenses, including any interest thereon, before any offset or reduction by operation of law on account of settlement payments by any other entity that do not comply with the provisions of

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Paragraph 6 of this Agreement. For the avoidance of doubt, “Monetary Award” shall not include the cost or value of any injunctive, equitable, or declaratory relief. In the event that (a) a competent court or arbitrator finally determines that one or more of the provisions in Paragraph 6 of this Agreement is ineffective or unenforceable, or (b) a Settling Signatory does not fully comply with the provisions of Paragraph 6 of this Agreement, any payments to a Claimant by such Settling Signatory shall, to the extent and in the amount that such payments reduce the amount of a Monetary Award that may be enforced against other Signatories, be deemed partial payments by such Settling Signatory of its Judgment-Sharing Payment Obligation.

5. Payment Mechanism. Subject to Paragraph 6 of this Agreement, within eight calendar days after (a) entry of a Final Judgment, (b) the entry of an order requiring that payment be made as part of a Settlement of the Class Action, or (c) the execution by all parties thereto of any Settlement of any Individual Plaintiff Action, Subsequent Individual Plaintiff Action, or Opt-Out Action, each Signatory hereto shall cause the amount of its Settlement-Sharing Payment Obligation or Judgment-Sharing Payment Obligation (as applicable) under this Agreement to be paid, by wire transfer, into a segregated escrow account (the “MasterCard-Related Payment Escrow Account”) to be established for the receipt of such funds from the Signatories and for the payment of the Settlement or Final Judgment to be paid by Signatories to Claimants in accordance with this Agreement. Notwithstanding the foregoing, (i) the Signatories may provide in a Settlement agreement for an alternative mechanism for the timing of the Signatories’ payment of any Settlement-Sharing Payment Obligation under this Agreement, or (ii) in the event that a stay is granted with respect to the Monetary Portion (or portion thereof) of any Final Judgment, then the time contemplated for the Signatories to satisfy its Judgment-Sharing Payment Obligation with respect to that Monetary Award (or portion thereof) shall run from the date on which the stay is lifted.

6. Partial Settlement. Nothing in this Agreement should be construed as precluding any Signatory’s authority to settle, at its sole discretion, any claims asserted against it.

a.****

b.****

c.****

d. For the purposes of this Agreement, “Sharing Agreements” refers collectively to (i) this Agreement, (ii) the Omnibus Agreement, (iii) the Interchange Judgment Sharing Agreement dated as of July 1, 2007, among Visa USA, Visa International, Visa Inc. and various financial institutions, as amended and restated in the Amended and Restated Judgment Sharing Agreement dated as of December 16, 2008, and as amended and to which the parties consented to amendment on February 7, 2011 in the “Consent to Amendment of Interchange Judgment Sharing Agreement” (the “Visa JSA”); and (iv) the Loss Sharing Agreement dated as of July 1, 2007, among Visa Inc., Visa International, Visa USA, and various financial institutions, as amended and restated in the Amended and Restated Loss Sharing Agreement dated as of December 16, 2008,

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and as amended and to which the parties consented to amendment on February 7, 2011 in the “Consent to Amendment of Loss Sharing Agreement” (the “Visa LSA”). The Visa JSA and Visa LSA are referred to collectively herein as the “Visa Agreements.”

7.****

a.****

b.****

c.****

8. Establishment and Administration of the MasterCard-Related Payment Escrow Account.

a. The Signatories agree to establish pursuant to a customary form of escrow agreement reasonably acceptable to the Signatories a MasterCard-Related Payment Escrow Account. The MasterCard-Related Payment Escrow Account shall be administered by an “Administrator.” The Administrator shall be designated by the Signatories by a simple “per capita” majority vote of the Signatories. The Signatories, at any time, by a simple “per capita” majority vote of the Signatories, may terminate the Administrator and, in that event, or in the event that the Administrator resigns, the Signatories shall, by a simple “per capita” majority vote of the Signatories, designate another Administrator. The Administrator shall administer the provisions of this Agreement and the funds contributed under it in accordance with the terms and provisions of the escrow agreement establishing the MasterCard-Related Payment Escrow Account. Signatories and their counsel shall cooperate with the Administrator to facilitate the exercise of the Administrator’s duties. The Administrator is authorized to pay from the MasterCard-Related Payment Escrow Account all expenditures as provided in the escrow agreement. The Administrator’s duties shall include (a) filing tax returns and all other documents required by the Internal Revenue Service or any state or local taxing authority in connection with the MasterCard-Related Payment Escrow Account and (b) paying from the MasterCard-Related Payment Escrow Account (as appropriate) any Tax Expenses with respect to such Escrow Account. For the purposes of this Agreement, “Tax Expenses” means all taxes on the income earned in the MasterCard-Related Payment Escrow Account, and all fees and expenses incurred in connection with such taxation (including, without limitation, any tax penalties and expenses of tax attorneys and accountants).

b. The Signatories agree that the funds in the MasterCard-Related Payment Escrow Account shall be free and clear of all liens, security interests, encumbrances, pledges, mortgages, rights, options and claims of any kind and of any person or entity (including any participation interests and any consent rights), whether written or oral, vested or unvested, contingent or outright. In furtherance and not in limitation of the foregoing, none of the funds in any the MasterCard-Related Payment Escrow Account shall be subject to any claims by or of creditors of any of the Signatories or any affiliates thereof. Each Signatory hereby warrants and represents that neither the Signatory nor

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any of its affiliates (other than any of their portfolio companies and subsidiaries thereof) has been declared bankrupt or insolvent, has made any general assignment, arrangement or composition with or for the benefit of its creditors, or is or will be within ninety (90) days of the date of this Agreement, the subject of any bankruptcy, insolvency, receivership, winding-up, dissolution or liquidation or similar proceedings or processes, whether voluntary or involuntary, that would impact the funds in the MasterCard-Related Payment Escrow Account.

9. Effect on Other Potential Claims as Between the Signatories. This Agreement is in lieu of any other rights of contribution, indemnity, reimbursement, or sharing, including, without limitation, (i) any rights that any Signatory might otherwise have to seek indemnity or contribution from any other Signatory in connection with the Interchange Litigation, and (ii) any other claims, suits, or causes of action, among or between the Signatories (including the Signatories’ direct or indirect parents, subsidiaries, predecessors and successors) in connection with the Interchange Litigation. Notwithstanding the foregoing, nothing in this Agreement affects any potential claims or obligations between Signatories that may arise under the Visa LSA, the Visa JSA, or the Omnibus Agreement.

10. Third Parties. This Agreement is made and shall be binding on and inure solely to the benefit of the Signatories and their respective direct or indirect parents, subsidiaries, predecessors, successors or permitted assigns, but otherwise confers no rights or defenses upon any non-Signatory. Except as provided below, a Signatory may not assign any of its obligations under this Agreement to another person or entity without the written consent of each other Signatory. If, after the Effective Date, any person or entity that is a non-Signatory, as a result of any merger, purchase of assets, reorganization or other transaction, acquires or succeeds to all or substantially all of the business or assets of a Signatory (the “Acquired Signatory”), then such Acquired Signatory shall, as a condition precedent to the effectiveness of any such merger, purchase of assets, reorganization or other transaction, obligate in writing such acquiring person or entity to be bound by, and honor all of, the provisions of this Agreement and shall take all necessary steps to ensure that such person or entity is bound by the same payment obligations and all other obligations of the Acquired Signatory as provided for in this Agreement.

11. Effect of Overturned, Modified, or New Judgment. If (i) a Monetary Award (or portion thereof) is modified at any time after it becomes part of a Final Judgment and, as so modified (the “Modified Award”), becomes final after exhaustion of all appeals or other judicial review or expiration of the time to obtain further judicial review, or (ii) after a Final Judgment is vacated or overturned, a new Monetary Award (“New Award”) is subsequently entered as part of a Final Judgment, then the sharing obligations of each Signatory shall be recalculated under the terms of this Agreement to reflect the Modified Award or New Award, as applicable.

12. Repayment as a Result of Reversal, Vacatur, or Modification of a Final Judgment. If a Claimant received payment from a Signatory based on a Monetary Award (or portion thereof) in the Interchange Litigation and the Claimant is no longer entitled to some or all of that payment as a result of the reversal, vacatur or modification of a Monetary Award

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in a Final Judgment (an “Undue Payment”), and if a Signatory later succeeds in recovering the Undue Payment in whole or in part, such recovery (including any interest recovered) shall be taken into account for purposes of determining the sharing, indemnity and contribution obligations arising under this Agreement. Unless and until an Undue Payment is recovered by a Signatory, however, the Undue Payment shall be treated as a payment towards the satisfaction of a Monetary Award for purposes of this Agreement, provided that the Undue Payment was made in satisfaction or partial satisfaction of what was, at the time the payment was made, a Monetary Award as defined by this Agreement.

13. No Admission of Liability. Nothing contained herein is intended to be, nor shall be deemed to be, an admission of any liability to anyone or an admission of the existence of facts upon which liability could be based other than to the Signatories pursuant to the terms of this Agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York. All Signatories hereby agree that this Agreement is consistent with public policy and hereby covenant and agree not to make any assertion to the contrary.

15. Confidentiality. No Signatory shall divulge any of the terms of this Agreement to a third party except as is reasonably required (a) to enable such Signatory’s directors, officers, employees, auditors and attorneys to carry out their responsibilities hereunder, (b) to comply with the requirements of applicable law or rule, or with a court order or regulatory examination, investigation or request (including, without limitation, any examination, action, or request of the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System), (c) to comply with the requirements of any stock exchange or other self-regulatory organization as that term is defined at 15 U.S.C. § 78c(a)(26), or (d) to prosecute or defend an action arising out of this Agreement.

16. Joint Authorship. This Agreement shall be treated as though it was jointly drafted by all Signatories, and any ambiguities shall not be construed for or against any Signatory on the basis of authorship.

17. Entire Agreement. This MasterCard Settlement and Judgment Sharing Agreement, together with the Omnibus Agreement, constitutes the entire and only agreements among the undersigned parties with respect to the subject matter hereof and any other representation, promise, or condition in connection therewith shall not be binding upon any of the Signatories, except to the extent set forth herein or in the Omnibus Agreement. This Agreement shall not be amended or modified except by a written amendment executed by an authorized representative of each Signatory.

18. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

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19. Effective Date. This Agreement shall be effective as of the date on which (a) all entities listed on the signature pages hereto have executed the Agreement; and (b) all entities listed on the signature pages thereto have executed each of the Omnibus Agreement, Consent to Amendment of Interchange Judgment Sharing Agreement, and Consent to Amendment of Loss Sharing Agreement (the “Effective Date”).

20. Disputes to be Arbitrated. Any dispute arising out of or relating to this Agreement, including but not limited to a dispute relating to the breach, enforceability, interpretation, application, or scope of any aspect of this Agreement (including, without limitation, a dispute relating to the breach, enforceability, interpretation, application, or scope of any aspect of this arbitration clause), or a dispute referring or relating to the amount of any payment obligation created by this Agreement, shall be finally resolved by arbitration in accordance with the Center for Public Resources (“CPR”) Rules for Non-Administered Arbitration in effect on the date of this Agreement, by Prof. Eric Green or Hon. Edward Infante (Ret.) or, if both of the foregoing are unavailable, by one independent and impartial arbitrator to be agreed upon by the disputants or, in the absence of such an agreement, appointed by the CPR. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York, unless otherwise agreed by the parties to the arbitration.

21. Remedies in Arbitration. In the event of a dispute about the existence or amount of a payment obligation created under this Agreement, the Arbitrator shall award the prevailing party its reasonable attorneys’ fees and costs. In addition, if the Arbitrator finds that any Signatory(ies) or its affiliate(s) underpaid or declined to pay a sum that it was obliged to pay any other Signatory(ies) under the terms of this Agreement, the Arbitrator shall award that other Signatory(ies) interest on the unpaid or underpaid payment at the prime rate as published in the Wall Street Journal on the date that the unpaid or underpaid payment was due (or, if the actual cost of replacement funds was greater than the prime rate, the prevailing party’s actual cost of replacement funds), running from the date that the unpaid amount was required to be paid under this Agreement until such amount is paid.

22. No Waiver. Failure to insist on compliance with any term or provision contained in this Agreement shall not be deemed a waiver of that term or provision, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

23. Severability. The provisions of this Agreement are severable, and if any provision of this Agreement is determined by a court or arbitrator of competent jurisdiction or agreed by the Signatories to be invalid, void or unenforceable, this shall not affect the validity or enforceability of the remainder of this Agreement or any other provision, and this Agreement may be enforced as if any such invalid, void or unenforceable provision were stricken.

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24. Further Actions. Each party hereto agrees to take any and all actions reasonably necessary in order to effectuate the intent, and to carry out the provisions, of this Agreement, including without limitation negotiating in good faith to conform this Agreement as necessary to accomplish its purposes.

25. Authority of Signatory. Each of the undersigned individuals signs on behalf of, and represents and warrants that he or she has the authority and authorization to sign on behalf of and bind, the corporations, banks, companies, or entities identified immediately above his or her signature, and upon such execution this Agreement shall as of the Effective Date be a valid and binding obligation of such entity.

26. Signatory’s Opportunity to Obtain Legal Advice. Each Signatory represents and warrants that it has had an opportunity to seek and has sought independent legal advice from attorneys of its choice and other advice from such accountants and other professionals as it deems appropriate, in each case with respect to the advisability of executing this Agreement, and such Signatory has carefully read this Agreement and has made such investigation of the facts pertaining to this Agreement as it deems necessary.

27. Additional Signatories. This Agreement may be amended to include additional Signatories only if each Signatory to this Agreement consents in writing.

28. Effect of More Favorable Agreement. Each of MasterCard International Incorporated and MasterCard Incorporated hereby represents and warrants to each Signatory as of the date hereof that, except for this Agreement, and the Omnibus Agreement Regarding Interchange Litigation Judgment Sharing and Settlement Sharing, none of MasterCard International Incorporated or MasterCard Incorporated is a party as of the date hereof to any agreement with any other person with respect to the sharing of any Final Judgment in the Interchange Litigation or global settlement in the Interchange Litigation within the scope of this Agreement. In the event that at any time after the date hereof MasterCard International Incorporated or MasterCard Incorporated enters into any agreement with any member of MasterCard named as a defendant in any action in the Interchange Litigation relating to such member’s obligations with respect to the Interchange Litigation on terms that are more favorable, in the aggregate, than the terms contained in this Agreement (any such agreement, an “Alternative Agreement”), then MasterCard International Incorporated or MasterCard Incorporated shall disclose the existence and terms of such Alternative Agreement to all Signatories within five (5) days after entering into such Alternative Agreement and shall offer to each Signatory the right to substitute the terms of the Alternative Agreement for the terms of this Agreement, or shall offer to enter into an amendment to this Agreement in order to provide each Signatory with the benefit of any more favorable terms contained in such Alternative Agreement.

29. Notice. All notices required or permitted under this Agreement shall be in writing and delivered by any method providing proof of delivery, including facsimile. Any notice shall be deemed to have been given on the date of delivery. Notices shall be delivered to the Signatories at the addresses set forth next to the signature blocks below unless and until a different address has been designated in writing by a Signatory.

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30. Miscellaneous. For the purposes of this Agreement, to the extent any Signatory is required to obtain a “release” of another Signatory, any such release shall also include each Signatory’s parents, subsidiaries, predecessors, successors, assigns and affiliates within the scope of the release.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned parties have caused the execution of this Agreement.

Bank of America, N.A.,
MBNA America (Delaware),
FIA Card Services N.A. (f/k/a Bank of America, N.A. (USA) and MBNA America Bank, N.A.),
Bank of America Corporation, and
NB Holdings Corporation

By:	/s/ Joe Price
Name:	Joe Price
Title:	President, Consumer and Small Business Banking
Dated	January 31, 2011

BA Merchant Services LLC (f/k/a National Processing, Inc.)

By:	/s/ JoAnn P. Carlton
Name:	JoAnn P. Carlton
Title:	General Counsel & Secretary
Dated	January 31, 2011

Barclays Bank plc, Barclays Financial Corp., and Barclays Bank Delaware

By:	/s/ Clinton W. Walker
Name:	Clinton W. Walker
Title:	Secretary, Barclays Bank Delaware
Dated	January 27, 2011

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Capital One Bank, (USA), N.A., Capital One, F.S.B., Capital One, N.A., Capital One Financial Corporation

By:	/s/ Michael Wassemer
Name:	Michael Wassemer
Title:	Executive Vice President
Dated	January 27, 2011

Chase Bank USA, N.A.

By:	/s/ Gordon Smith
Name:	Gordon Smith
Title:	CEO Card Services
Dated	January 31, 2011

Citibank (South Dakota), N.A., Citibank, N.A., Citicorp, and Citigroup, Inc.

By:	/s/ Jud Linville
Name:	Jud Linville
Title:	Authorized Signatory
Dated	February 1, 2011

Fifth Third Bancorp

By:	/s/ James R. Hubbard
Name:	James R. Hubbard
Title:	Senior Vice President and Chief Legal Officer
Dated	January 28, 2011

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First National of Nebraska, Inc. and First National Bank of Omaha

By:	/s/ Nicholas W. Baxter
Name:	Nicholas W. Baxter
Title:	Senior Vice President
Dated	January 27, 2011

HSBC Finance Corporation

By:	/s/ Brian D. Hughes
Name:	Brian D. Hughes
Title:	Executive Vice President
Dated	January 28, 2011

HSBC Bank USA, N.A.

By:	/s/ Irene M. Dorner
Name:	Irene M. Dorner
Title:	President and CEO
Dated	February 3, 2011

HSBC North America Holdings Inc.

By:	/s/ Patrick Burke
Name:	Patrick Burke
Title:	CEO – HSBC Finance Corp.
Dated	January 28, 2011

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HSBC Bank plc

By:	/s/ Peter Keenan
Name:	Peter Keenan
Title:	Head of Customer Propositions
Dated	February 2, 2011

HSBC Holdings plc

By:	/s/ Richard E.T. Bennett
Name:	Richard E.T. Bennett
Title:	Group General Counsel
Dated

JPMorgan Chase & Co.

By:	/s/ Stephen M. Cutler
Name:	Stephen M. Cutler
Title:	General Counsel
Dated	January 31, 2011

JPMorgan Chase Bank, N.A., as acquirer of certain assets and liabilities of Washington Mutual Bank from the Federal Deposit Insurance Corporation acting as receiver

By:	/s/ Stephen M. Cutler
Name:	Stephen M. Cutler
Title:	General Counsel
Dated	January 31, 2011

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MasterCard Incorporated,
MasterCard International Incorporated

By:	/s/ Noah J. Hanft
Name:	Noah J. Hanft
Title:	General Counsel and Chief Franchise Integrity Officer
Dated	January 31, 2011

The PNC Financial Services Group, Inc., successor by merger to National City Corporation

By:	/s/ Joseph C. Guyaux
Name:	Joseph C. Guyaux
Title:	President
Dated	January 26, 2011

PNC Bank, National Association, successor by merger to National City Bank and National City Bank of Kentucky

By:	/s/ Joseph C. Guyaux
Name:	Joseph C. Guyaux
Title:	President
Dated	January 26, 2011

Suntrust Banks Inc.

By:	/s/ Michelle Arauz
Name:	Michelle Arauz
Title:	First Vice President
Dated	January 31, 2011

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Texas Independent Bancshares, Inc.

By:	/s/ Charles T. Doyle
Name:	Charles T. Doyle
Title:	Chairman
Dated	January 26, 2011

Wells Fargo & Co.
Wells Fargo Bank N.A.

By:	/s/ Kevin A. Rhein
Name:	Kevin A. Rhein
Title:	Executive Vice President
Dated	January 27, 2011

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ATTACHMENT 1

1.	The Great Atlantic & Pacific Tea Company, Inc. (“A&P”)

2.	H.E. Butt Grocery Stores, Inc. (“H.E.B.”)

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